UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2005

SYMANTEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, California (Address of principal executive offices)	95014 (Zip Code)

Registrant’s telephone number, including area code: (408) 517-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.03
EXHIBIT 10.04
EXHIBIT 10.05
EXHIBIT 10.06

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Indenture

     Pursuant to an Agreement and Plan of Reorganization dated December 15, 2004 (the “Merger Agreement”) by and among Symantec Corporation (“Symantec”), a wholly owned subsidiary of Symantec and VERITAS Software Corporation (“VERITAS”), the Symantec subsidiary merged with and into VERITAS (the “Merger”) and VERITAS became a wholly-owned subsidiary of Symantec. The Merger closed and became effective on July 2, 2005.

     On July 2, 2005, Symantec entered into a Second Supplemental Indenture (the “Supplemental Indenture”) with VERITAS and U.S. Bank National Association (the “Trustee”). VERITAS and the Trustee are parties to an Indenture dated August 1, 2003, as amended by a First Supplemental Indenture dated October 25, 2004 (the “Prior Indenture” and as amended by the Supplemental Indenture, the “Indenture”), providing for the issuance by VERITAS of $520,000,000 principal amount of 0.25% Convertible Subordinated Notes due August 1, 2013 (the “Securities”). Symantec agreed to fully and unconditionally guarantee all of VERITAS’ obligations under the Securities and the Prior Indenture, including all payments of principal and interest. The terms of the Prior Indenture required that Symantec enter into the Supplemental Indenture with VERITAS and the Trustee in connection with the Merger.

     The Supplemental Indenture provides that each Security shall be convertible into 24.37288 shares of Symantec common stock per $1,000 principal amount, which is equivalent to a conversion price of approximately $41.03 per share of Symantec common stock. The Securities are currently convertible into shares of Symantec common stock as a result of Standard & Poor’s withdrawing its corporate credit rating for VERITAS on July 6, 2005. Pursuant to the terms of the Indenture, Symantec will be required to deliver cash to holders upon conversion, except to the extent that its conversion obligation exceeds the principal amount of the Securities converted, in which case, Symantec will have the option to satisfy the excess (and only the excess) in cash and/or shares of common stock.

     Interest payments of 0.25% per annum on the $520,000,000 principal amount are payable semi-annually in arrears on February 1 and August 1 of each year. The maturity date for the Securities is August 1, 2013. On or after August 5, 2006, Symantec has the option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest. On August 1, 2006 and August 1, 2008, or upon the occurrence of a fundamental change involving Symantec, holders of the Securities may require Symantec to repurchase their Securities at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

     The following will be events of default under the Indenture:

•	failure to pay principal or premium, if any, when due upon repurchase or otherwise on the Securities;

•	failure to pay any interest or additional interest, if any, on the Securities, when due and such failure continues for a period of 30 days;

•	failure to give holders the required notice of their rights to require a purchase of their Securities upon a fundamental change;

•	failure to perform or observe any of the covenants in the Indenture for 60 days after notice; or

•	certain events involving bankruptcy, insolvency or reorganization.

     If an event of default occurs and continues, the Trustee or the holders of at least 25% in principal amount of the outstanding Securities may declare the principal, premium, if any, and accrued interest and additional interest, if any, on the outstanding Securities to be immediately due and payable. In case of certain events of bankruptcy or insolvency, the principal, premium, if any, and accrued interest and additional interest, if any, on the Securities will automatically become due and payable. However, if all defaults are cured, except the nonpayment of principal, premium, if any, interest or additional interest, if any, that became due as a result of the acceleration, and certain other conditions are met, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding notes may waive these past defaults. Payments of principal, premium, if any, accrued interest and additional interest, if any, that are not made will accrue interest at 1.0% per annum from the required payment date.

     The holders of a majority of outstanding Securities will have the right to direct the time, method and place of any proceedings for any remedy available to the Trustee, subject to limitations specified in the Indenture. No holder of the Securities may pursue any remedy under the Indenture, except in the case of a default in the payment of principal, premium, if any, or interest on the notes, unless:

•	the holder has given the Trustee written notice of an event of default;

•	the holders of at least 25% in principal amount of outstanding Securities make a written request, and offer reasonable indemnity, to the Trustee to pursue the remedy;

•	the Trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the Securities; and

•	the trustee fails to comply with the request within 60 days after receipt.

Employment Agreements

     Symantec entered into Employment Agreements dated December 15, 2004 with each of Gary Bloom and John Brigden for executive officer positions. These agreements were contingent upon the closing of the Merger involving Symantec and VERITAS and became effective upon such closing on July 2, 2005.

     Title and Salary. Mr. Bloom has the title of President and Vice Chairman of the Symantec board of directors and will receive an annual base salary of $1,000,000. As long as Mr. Bloom is a Symantec employee, Symantec will recommend to the nominating committee of its board of directors that Mr. Bloom be re-nominated to serve as a member of the Symantec board. Mr. Brigden has the title of Senior Vice President, General Counsel and Assistant Secretary and will receive an annual base salary of $400,000.

     Sign-On Incentive Bonus. In connection with their commencement of employment with Symantec, Messrs. Bloom and Brigden will be eligible to receive a sign-on incentive bonus of $5,000,000 and $900,000, respectively, each of which shall be payable in three equal installments on the 6-month, 12-month, and 18-month anniversaries of the closing of the Merger, so long as such executive is an employee of Symantec on such payment date.

     Annual Bonus. Messrs. Bloom and Brigden will be eligible to participate in the Symantec Variable Pay Plan. The annual target bonus for Messrs. Bloom and Brigden will be set at not less than 100% and 60%, respectively, of their annual base salary.

     Benefits. Messrs. Bloom and Brigden will participate in Symantec’s employee benefits plans and programs, and will be entitled to all perquisites of other Symantec executives at their respective grade level. Messrs. Bloom and Brigden also will participate in the Symantec Executive Retention Plan or any successor plan.

     New Hire Option Grant. Within five business days after the closing of the Merger, Mr. Bloom will be granted a stock option to acquire 250,000 shares of Symantec common stock, and Mr. Brigden will be granted a stock option to acquire 87,500 shares of Symantec common stock. The options to be granted to Messrs. Bloom and Brigden will have an exercise price equal to the closing price of Symantec common stock on the last trading day prior to the date on which the options are granted. The options will vest over a four-year period starting from each executive’s first day of employment with Symantec, with 25% of the option vesting after one year and the balance of the option vesting in 36 successive equal monthly installments. Vesting of the options will not be subject to acceleration except as provided in the Symantec Executive Retention Plan, which under its current terms would provide for such acceleration only upon of a change of control of the combined VERITAS and Symantec business.

     Severance Benefits. If the employment of Mr. Bloom or Mr. Brigden is terminated by Symantec without “cause” (as defined in the Employment Agreement), or terminates due to death or permanent disability, or if Mr. Bloom or Mr. Brigden tenders his “resignation for good reason” (as defined in the Employment Agreement), then after executing an effective release of claims in favor of Symantec, such executive will be entitled to the following:

•	All VERITAS stock options and restricted stock units assumed by Symantec will (if unvested) vest at the time of termination of employment. The exercise period specified in each of the applicable stock option or restricted stock unit agreements will apply for exercise after termination of employment.

•	50% of any remaining unpaid portion of the executive’s sign-on incentive bonus described above will be paid upon termination of employment, and the remainder will be paid 12 months after termination of employment. Payment of the final installment is subject to the executive being available to provide consulting services to Symantec for not more than 10 hours per month during such 12 month period, and not performing similar functions to those performed for Symantec or VERITAS for any entity that develops, manufactures, sells, licenses, installs, maintains or supports any data protection, storage management, high availability, application performance management or disaster recovery software or similar products.

•	Mr. Bloom will receive full payment of premiums for COBRA continuation health care coverage for himself, his spouse and his other eligible dependents under Symantec’s group health plan, until the earlier of (i) 18 months after the first day of the first month after termination of employment or (ii) the first date Mr. Bloom receives coverage under another employer’s program providing substantially the same level of benefits without exclusion for pre-existing medical conditions. Mr. Brigden will receive full payment of premiums for COBRA continuation health care coverage for himself, his spouse and his other eligible dependents under Symantec’s group health plan, until the earlier of (i) 12 months after the first day of the first month after termination of employment or (ii) the first date that such executive receives coverage under another employer’s program providing substantially the same level of benefits without exclusion for pre-existing medical conditions.

     Tax Gross-Up. If the amount of any of the payments or benefits that Mr. Bloom or Mr. Brigden receive in connection with the closing of the Merger, whether such payments or benefits are received before or after the closing of the Merger, is more than 110% of the amount of payments and benefits that would not be otherwise be subject to excise tax under Section 4999 of the Internal Revenue Code (“Code”), Mr. Bloom or Mr. Brigden, as the case may be, will be entitled to an additional cash payment so that such executive remains in the same after-tax position he would have been in had the excise tax not been imposed. However, if within the first 18 months from the date of the closing of the Merger, such executive’s employment is terminated by Symantec for “cause” or if such executive voluntarily terminates employment other than under circumstances which would constitute a “resignation for good reason,” then such executive will be required to repay these amounts to Symantec. If Mr. Bloom or Mr. Brigden, as the case may be, is not entitled to any of the “tax gross-up payments” for any reason, then the payments and benefits to be received by such executive in connection with the closing of the Merger will be subject to reduction such that they are equal to the greater of the maximum amount of payments and benefits that would not be subject to “tax gross-up payments” or the amount of payments and benefits that would result in the greater after-tax benefit to the executive.

     Special Severance Benefits. Messrs. Bloom and Brigden’s Employment Agreements with Symantec contain a provision entitled “Special Severance Benefits,” which provides that if the executive voluntarily terminates his employment with Symantec within the first 12 months after the Merger for any reason other than a “resignation for good reason,” then subject to the execution of an effective release of claims in favor of Symantec and the executive’s compliance with certain restrictive covenants and obligations in favor of Symantec, in lieu of any severance benefits that would otherwise be provided under the executive’s employment agreement with Symantec, the executive will receive the benefits provided under his change in control agreement with VERITAS. These employment agreements with Symantec have been drafted so that these executives should not under any circumstances be entitled to receive both the severance benefits described above and the “Special Severance Benefits.” These “Special Severance Benefits” provide Messrs. Bloom and Brigden with no greater benefits than those they would have become entitled to under their respective change in control agreements with VERITAS upon the closing of the Merger and their decisions to leave their employment for any reason within 12 months after the Merger. In such a case, Messrs. Bloom and Brigden would be entitled to the following benefits:

•	18 months of continued payment of base salary for Mr. Bloom and 12 months of continued payment of base salary for Mr. Brigden, to be calculated on the basis of each executive’s base salary with VERITAS in effect immediately prior to the closing of the Merger;

•	an amount equal to the applicable executive’s target bonus with VERITAS immediately prior to the closing of the Merger, and an additional amount that represents a pro-rated percentage of his target bonus based on the number of days that have passed in the current fiscal year as of the date of the closing of the Merger (unless he has previously received a pro-rated amount of this bonus);

•	a maximum of 18 months of continuation of health coverage for Mr. Bloom and a maximum of 12 months of continuation of health coverage for Mr. Brigden; and

•	full acceleration of vesting and immediate exercisability of any VERITAS stock options and restricted stock units held by such executive prior to the signing of the Merger agreement on December 15, 2004 that were assumed by Symantec in connection with the Merger.

As indicated above, in the event that Mr. Bloom or Mr. Brigden voluntarily terminates his employment with Symantec within the first 12 months after the Merger for any reason other than a “resignation for good reason,” such executive will be required to return any of the “tax gross-up payments” (described above) previously provided to him. In such a case, in the event that the “Special Severance Benefits” described in Mr. Bloom’s or Mr. Brigden’s employment agreement with Symantec would constitute “parachute payments” under Code Section 280G and would be subject to the excise tax imposed under Code Section 4999, such executive’s special benefits payments will be reduced to a level that will not be subject to the excise tax if such reduced payments would result in a greater after-tax benefit to the executive.

     Timing of Payments. If the payments or benefits that Mr. Bloom or Mr. Brigden, as the case may be, are entitled to receive in connection with a termination of employment under their respective employment agreements with Symantec constitute “deferred compensation” subject to Code Section 409A, then such payments or benefits will generally not be made or commence until the six month anniversary of the termination of such executive’s employment, to the extent necessary to avoid subjecting such executive to adverse tax treatment. To the extent that the payments or benefits are so deferred, those deferred amounts will accrue interest at a commercially reasonable market rate and will be paid in a lump sum upon the expiration of the deferral period.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Merger with VERITAS

     On July 2, 2005, Symantec and VERITAS completed the Merger. As a result of the Merger, VERITAS became a wholly owned subsidiary of Symantec and each outstanding share of VERITAS common stock was converted into the right to receive 1.1242 shares of Symantec common stock. The Merger is intended to qualify as a tax-free reorganization and Symantec will account for the Merger using the purchase method of accounting.

     In connection with the Merger, Symantec issued approximately 482,851,210 shares of Symantec common stock to holders of VERITAS common stock, excluding shares issued in exchange for shares held by a subsidiary of VERITAS. Symantec also assumed each outstanding option to purchase VERITAS common stock with an exercise price equal to or less than $49.00, each other option to purchase VERITAS common stock required to be assumed by applicable law and each outstanding restricted stock unit to acquire VERITAS common stock, and converted those into options and restricted stock units to acquire approximately 65,986,205 shares of Symantec common stock. Exchangeable non-voting shares of TeleBackup Exchangeco Inc., a subsidiary of VERITAS, remained outstanding following the Merger and became exchangeable for approximately 265,167 shares of Symantec common stock.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a) Indenture

     On July 2, 2005, Symantec entered into the Supplemental Indenture. The material terms of the Indenture are described in Item 1.01 above under the heading “Indenture.”

Credit Facility

     A subsidiary of VERITAS entered into a Credit Agreement dated June 24, 2005 with Bank of America, N.A. This credit facility provided for the borrowing of Euro 411,300,000 ($500,000,000). An upfront fee of $300,000 was paid by the subsidiary and the borrowing accrued interest at a rate equal to LIBOR plus 100-150 basis points. This indebtedness was incurred in order to facilitate the repatriation by VERITAS of certain foreign earnings pursuant to the American Jobs Creation Act of 2004. As a result of the Merger, the VERITAS subsidiary, which is now an indirect subsidiary of Symantec, was obligated to repay the aggregate principal amount outstanding under the credit facility, together with accrued interest and other amounts owing thereunder, on or prior to July 18, 2005. Symantec caused this repayment to occur on July 7, 2005.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Resignation of Directors

     Effective as of the closing of the Merger on July 2, 2005, Tania Amochaev and Franciscus Lion resigned as directors of Symantec.

(c) Appointment of President

     Effective as of the closing of the Merger on July 2, 2005, Gary Bloom was appointed as President of Symantec. Mr. Bloom is 44 years old. Mr. Bloom served as President and Chief Executive Officer of VERITAS, a supplier of storage and infrastructure software products and services, since November 2000 and as the Chairman of its board of directors from January 2002 to July 2005. Mr. Bloom joined VERITAS after a 14-year career with Oracle Corporation, an enterprise software company, where he served as Executive Vice President responsible for server development, platform technologies, marketing, education, customer support and corporate development from May 1999 to November 2000, as Executive Vice President of the systems product division from March 1998 to May 1999, as Senior Vice President of the systems products division from November 1997 to March 1998, as Senior Vice President of the worldwide alliances and technologies division from May 1997 to October 1997, as Senior Vice President of the product and platform technologies division from May 1996 to May 1997, and as Vice President of the mainframe and integration technology division and Vice President of the massively parallel computing division from 1992 to May 1996. Before joining Oracle Corporation in 1986, Mr. Bloom held technical positions in the mainframe area at both IBM and Chevron Corporation.

     Mr. Bloom has entered into an Employment Agreement with Symantec pursuant to which he was appointed President. The material terms of such Employment Agreement are described in Item 1.01 above under the heading “Employment Agreements.”

(d) Appointment of Directors

     Effective as of the closing of the Merger on July 2, 2005, Gary Bloom, Michael Brown, David Roux and Paul Unruh, each of whom previously served as a director of VERITAS, were appointed to the board of directors of Symantec. These individuals were appointed pursuant to the terms of the Merger Agreement, which provides that following the closing of the Merger, the board of directors of Symantec shall consist of six persons designated by Symantec (including its CEO) and four persons designated by VERITAS (including its CEO). Mr. Bloom’s Employment Agreement with Symantec also specifies that he has the title of Vice Chairman of the Symantec board of directors and that as long as Mr. Bloom is a Symantec employee, Symantec will recommend to the nominating committee of its board that Mr. Bloom be re-nominated to serve as a member of the Symantec board.

     Effective as of the closing of the Merger on July 2, 2005, Mr. Roux and Mr. Unruh were appointed to the audit committee of the Symantec board of directors, Mr. Brown was appointed to the compensation committee of the board, and Mr. Brown and Mr. Unruh were appointed to the nominating and governance committee of the board.

     Non-employee members of the Symantec board of directors are paid a retainer under the 2000 Director Equity Incentive Plan, as amended (the “Director Plan”). For the 2006 fiscal year, the annual retainer payable under the Director Plan is $50,000, each committee member will receive an annual payment of $10,000, each committee chair will receive an additional annual payment of $10,000, and the Lead Outside Director will receive an additional annual payment of $25,000. Not less than 50% of the retainer is paid in the form of an award of unrestricted, fully-vested shares of Symantec common stock.

     In addition, non-employee directors are eligible to receive automatic option grants under Symantec’s 1996 Equity Incentive Plan (the “1996 Plan”) according to the following award formula:

•	an initial stock option grant of 20,000 shares is made to a new non-employee director upon joining the Board;

•	continuing non-employee directors receive an annual stock option grant of 12,000 shares;

•	if the Chairman of the Board is a non-employee director, then in lieu of the above grant, the Chairman receives an annual stock option grant of 20,000 shares; and

•	directors who join the Board within six months of the date of the “continuing director” grant are not eligible to receive the grant.

Options granted vest over a four year period in accordance with the terms of the 1996 Plan, and will remain exercisable for a period of seven months following the non-employee director’s termination as a director or consultant of Symantec.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

     Symantec intends to file the financial statements required by this Item by an amendment to this Report on or prior to September 19, 2005.

(b) Pro Forma Financial Information

     Symantec intends to file the financial information required by this Item by an amendment to this Report on or prior to September 19, 2005.

(c) Exhibits

		Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
2.01	Agreement and Plan of Reorganization dated December 15, 2004 among Symantec Corporation, VERITAS Software Corporation, and Carmel Acquisition Corp.	8-K		2.01	12/20/04

10.01	Employment Agreement dated December 15, 2004 with Gary Bloom, as amended	S-4/A	333-122724	10.01	5/18/05

10.02	Employment Agreement dated December 15, 2004 with John Brigden, as amended	S-4/A	333-122724	10.04	5/18/05

10.03	Second Supplemental Indenture dated as of July 2, 2005 among Symantec Corporation, VERITAS Software Corporation and U.S. Bank National Association					X

10.04	Indenture dated as of August 1, 2003 between VERITAS Software Corporation and U.S. Bank National Association					X

10.05	First Supplemental Indenture dated as of October 25, 2004 between VERITAS Software Corporation and U.S. Bank National Association					X

10.06	Registration Rights Agreement dated as of August 1, 2003 by and among VERITAS Software Corporation as Issuer and Goldman Sachs & Co., ABN AMRO Rothschild LLC and McDonald Investments Inc. as Initial Purchasers					X

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION
/s/ Arthur F. Courville
Date: July 8, 2005	Arthur F. Courville
Senior Vice President, Corporate Legal Affairs and Secretary

EXHIBIT INDEX

		Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
2.01	Agreement and Plan of Reorganization dated December 15, 2004 among Symantec Corporation, VERITAS Software Corporation, and Carmel Acquisition Corp.	8-K		2.01	12/20/04

10.01	Employment Agreement dated December 15, 2004 with Gary Bloom, as amended	S-4/A	333-122724	10.01	5/18/05

10.02	Employment Agreement dated December 15, 2004 with John Brigden, as amended	S-4/A	333-122724	10.04	5/18/05

10.03	Second Supplemental Indenture dated as of July 2, 2005 among Symantec Corporation, VERITAS Software Corporation and U.S. Bank National Association					X

10.04	Indenture dated as of August 1, 2003 between VERITAS Software Corporation and U.S. Bank National Association					X

10.05	First Supplemental Indenture dated as of October 25, 2004 between VERITAS Software Corporation and U.S. Bank National Association					X

10.06	Registration Rights Agreement dated as of August 1, 2003 by and among VERITAS Software Corporation as Issuer and Goldman Sachs & Co., ABN AMRO Rothschild LLC and McDonald Investments Inc. as Initial Purchasers					X